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               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.   20549


                            FORM 8-K


                         CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(D) OF
               THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                         MARCH 11, 2002


                         GOOD GUYS, INC.


     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


Delaware               0-14134                94-2366177
(State or other        (Commission File       (IRS Employer
jurisdiction of        Number)                Identification
incorporation)                                No.)




     1600 Harbor Bay Parkway, Suite 200, Alameda, California   94502
          (Address of principal executive offices)  (Zip Code)

 (Registrant's telephone number, including area code):  510/747-6000


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	Item 5.  Other Events.

        On March 14, 2002, the Registrant announced the completion of a private placement of its securities to certain accredited investors, including key management personnel. In the private placement, the investors purchased 2,800,000 restricted shares of the Company's common stock at a price of $2.00 per share and received warrants exercisable for five years to purchase 280,000 additional shares of common stock at a price of $3.00 per share. The net proceeds of approximately $5,100,000 will be used to fund initiatives including the retirement of expensive operating leases, remodeling several of the Company's older, high-profit stores, accelerating the lease terminations at one or more of the unprofitable stores the Company is in the process of closing and further improving store operations.

        Item 7.  Financial Statements and Exhibits.

        (c)  Exhibits.


        99.1  Press Release, dated March 14, 2002.

                            SIGNATURE

        Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 GOOD GUYS, INC.
                                 (Registrant)



                                 By:/s/ David A. Carter
                                    ----------------------
                                    Name:  David A. Carter
                                    Title:  Acting Chief
                                    Financial Officer
Dated:  March 15, 2002


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EXHIBIT 99.1	      PRESS RELEASE

                                   For more information, contact:
                                                     Kristen Lark
                                                     214/220-2484
                                                     510/747-6064
                                               klark@goodguys.com

       GOOD GUYS COMPLETES $5.6 MILLION PRIVATE PLACEMENT
     Investors Include Chairman & CEO Kenneth R. Weller and
             Chief Operating Officer Peter G. Hanelt

     SAN FRANCISCO - March 14, 2002 - Good Guys (NASDAQ: GGUY), the nation's largest specialty retailer of higher-end consumer entertainment electronics, today announced that it had sold $5.6 million of its common stock through a private placement. The net proceeds to the company from the offering will be approximately $5.1 million.
     The company plans to use the funds for initiatives including the retirement of expensive operating leases, remodeling several of the company's older, high-profit stores, accelerating the lease terminations at one or more of the unprofitable stores the company is in the process of closing and further improving store operations.
     Investors included Kenneth R. Weller, chairman and chief executive officer, and Peter G. Hanelt, chief operating officer, who were both appointed to their current positions in December 2001.
     "Good Guys is entering fiscal 2003 with a concrete plan to return to profitability," said Weller. "As demonstrated by our personal investments, Peter and I are confident in Good Guys' ability to execute our strategy for super-serving the top-half of the consumer electronics market, are encouraged by our progress to date and are optimistic about the future."
     Under the terms of the private placement agreement, investors purchased 2.8 million restricted shares of the company's common stock at $2.00 a share and received warrants exercisable for five years to purchase an additional 10 percent, or 280,000 shares, at a price of $3.00 a share. The company has agreed to file a registration statement covering the shares purchased. Good Guys now has a total of 26,250,075 shares of common stock outstanding.
     SunTrust Robinson Humphrey Capital Markets, a division of SunTrust Capital Markets, Inc., acted as the company's placement agent in the offering.
     As previously announced, Good Guys is in the process of closing seven unprofitable stores that accounted for a disproportionate amount of the company's losses in the 12 months ended February 28. Four of these stores have already been closed and three are currently operating as clearance centers as the company continues to realize the financial benefit of the closures by maximizing sales opportunities for discontinued, open box and limited quantity merchandise. Good Guys is continuing to pursue improved lease terms at a limited number of additional stores.

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     With annual sales of more than $800 million, Good Guys is
the largest specialty retailer of higher-end consumer entertainment electronics in the nation. Good Guys offers a distinctive selection of fully featured digital and high-tech products, including name brand products at popular price points and higher-end brands and models not widely available at the large, national chains. Founded in 1973, Good Guys currently operates 75 stores in California, Nevada, Oregon, and Washington. For more information, visit www.goodguys.com.
     To the extent this news release contains forward-looking statements, such statements are subject to risks and uncertainties, including, but not limited to, the successful implementation of the Company's current restructuring program, increases in promotional activities of competitors, changes in consumer buying attitudes, the presence or absence of new products or product features in the Company's merchandise categories, changes in vendor support for advertising and promotional programs, changes in the Company's merchandise sales mix, the success of the Company's modified advertising strategy, the outcome of the Company's lease renegotiation efforts, and economic conditions.

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